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                                                                   Exhibit 10.12



                     CALL OPTION AND COOPERATION AGREEMENT



                                     Among



                   ATA TESTING AUTHORITY (HOLDINGS) LIMITED.


                                  MA XIAO FENG

                                    WANG LIN


                                      and


               ATA ONLINE (BEIJING) EDUCATION TECHNOLOGY LIMITED










                              February, 12th, 2007
                                 BEIJING, CHINA






                     CALL OPTION AND COOPERATION AGREEMENT

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This Call Option and Cooperation Agreement ("this Agreement") is entered into in
Beijing, People's Republic of China (the "PRC") on [February, 12th], 2007 by and among:

Party A:    ATA Testing Authority (Holdings) Limited.
Address:    Sea Meadow House, Blackburne Highway, (P.O.Box 116), Road Town,
            Tortola, British Virgin Islands

Party B:    Ma Xiao Feng
Address:    No. 2 Fu Xing Men Nei Avenue, Beijing, China
ID Number:  110102631021233

Party C:    Wang Lin
Address:    No. 8 Building 2, No. 15 Bei Feng Wo Road, Haidian District,
            Beijing, China
ID Number:  110108196107114972

Party D:    ATA Online Education Technology Limited
Address:    Room 528, Building 9, No. 30, Bei San Huan Zhong Road, Haidian
            District, Beijing, China.

WHEREAS,

(1) Party D, a company with limited liability duly organized under the People's Republic of China, Party B and Party C are shareholders of Party D and each holds 90% and 10% equity interests in Party D, respectively;

(2) Party A, a company with limited liability duly organized and validly existing under the laws of the British Virgin Islands, provides through its wholly owned subsidiary in the PRC -- ATA Learning (Beijing), Inc. (hereinafter referred to as "ATA Beijing") certain technical support, strategic consulting and other services to Party D, and currently ATA Beijing is a major business partner of Party D;

(3) To finance the investment by Party B and Party C in Party D, Party A has entered into loan agreements respectively with Party B and Party C on October 27, 2006 and has entered into an amendment to loan agreement with Party C on [ ] 2007 (collectively, the "Loan Agreement"). According the Loan Agreement, Party A has provided Party B and Party C with loans of 900,000 RMB Yuan and 100,000 RMB

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Yuan respectively. Pursuant to the Loan Agreement, Party B and Party C shall invest the full amount of the loans in Party D's registered capital; and

(4) Party B and Party C hereto wish to grant Party A or its designated eligible entity the exclusive purchase option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of Party D's share equity/assets owned by Party B and/or Party C.

     NOW THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development and after friendly negotiations, the Parties hereby enter into the following agreements pursuant to the provisions of relevant laws and regulations of the PRC:

                              ARTICLE 1 DEFINITIONS

     The terms used in this Agreement shall have the meanings set forth below:

1.1. "This Agreement" means this Call Option and Cooperation Agreement and all appendices thereto, including written instruments as originally executed and as may from time to time be amended and supplemented by the Parties hereto through written agreements;

1.2. "The PRC" means, for the purpose of this Agreement, the People's Republic of China, excluding Hong Kong, Taiwan and Macao;

1.3. "Date" means the year, month and day. In this Agreement, "within" or "no later than", when used before a year, month or day, shall always include the relevant year, month or day.

               ARTICLE 2 THE GRANT AND EXERCISE OF PURCHASE OPTION

2.1 The Parties hereto agree that Party A shall be granted an exclusive purchase option to acquire, at any time upon satisfaction of the requirements under applicable laws and conditions as agreed in this Agreement (including, without limitation, when Party B and/or Party C cease to be Party D's directors or employees, or Party B and/or Party C attempt to transfer their share equity in Party D to any party other than the existing shareholders of Party D) or designate eligible entity to acquire entire or a portion of Party D's share equity or owned by Party B and Party C or each of them("Option"). The Option granted hereby shall be irrevocable during the term of

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this Agreement and may be exercised by Party A or any eligible entity designated by Party A.

2.2 Pursuant to the laws and regulations of the PRC, Party A (or its designated eligible entity) may exercise the Option by delivering a written notice to any of Party B and Party C or Party D (as the case maybe) (the "Exercise Notice"). The Exercise Notice shall define the specific portion of the shares to be purchased from Party B and/or Party C or the assets to be purchased from Party D (hereinafter referred to as the "Purchased Shares (Asset)) and the purchase method.

2.3 Within thirty (30) days of the receipt of the Exercise Notice, Party B, Party C or Party D (as the case may be) shall execute a share/asset transfer contract and other documents necessary to carry through such transfer (collectively, the "Transfer Documents") with Party A (or any eligible party designated by Party A).

2.4 When applicable laws permit the exercise of the purchase option provided hereunder and Party A elects to exercise such purchase option, Party B, Party C and Party D shall unconditionally assist Party A to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the transfer of relevant share equity or assets.

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Each party hereto represents to the other parties that:

3.1 It has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder;

3.2 The execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

                            ARTICLE 4 EXERCISE PRICE

     When it is permitted by applicable laws, Party A (or any eligible party designated by Party A) shall have the right to acquire, at any time, all of Party D's assets or its share equity owned by Party B and Party C, at a price equal to the sum of the principles of the loans (RMB 1,000,000) from Party A to Party B and Party C under the Loan Agreement. If Party A (or any eligible party designated by Party A) elects to purchase a portion of Party D's share equity or assets, then the exercise price for such purpose shall be adjusted accordingly based on the percentage of such share

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equity or assets to be purchased over the total share equity or assets. When
Party A (or a qualified entity designated by party A) is to acquire all or a portion of Party D's equity share or assets from Party B and Party C pursuant to this Agreement, Party A has the right to substitute the principal amounts Party B and Party C respectively owe Party A under the Loan Agreement for the purchase prices payable to Party B and Party C, respectively.

                               ARTICLE 5 COVENANTS

     The Parties further agree as follows:

5.1 Before Party A (or a qualified entity designated by Party A) has acquired all the equity or assets of Party D by exercising the purchase option provided hereunder, Party D shall not:

     5.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed by Party A in writing);

     5.1.2 enter into any transaction which may materially affect its assets, liability, operation, equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed by Party A in writing); and

     5.1.3 distribute any dividend to its shareholders in any manner.

5.2 Before Party A (or a qualified entity designated by party A) has acquired all the equity/assets of Party D by exercising the purchase option provided hereunder, Party B and/or Party C shall not individually or collectively:

     5.2.1 supplement, alter or amend the articles of association of Party D in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party D's assets, liability, operation, equity or other legal rights (except for pro rata increase of registered capital mandated by applicable laws);

     5.2.2 cause Party D enter into any transaction to the extent such transaction may have a material effect on Party D's assets, liability, operation, equity or other legal rights (unless such transaction is relating to Party D's daily operation or has been disclosed to and agreed by Party A in writing); and

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     5.2.3 cause Party D's board of directors adopt any resolution on distributing dividends to its shareholders.

5.3 Party B and Party C shall, to the extent permitted by applicable laws, cause Party D's operational term to be extended to equal the operational term of ATA Beijing.

5.4 Party A shall provide financings to Party D to the extent Party D needs such financing to finance its operation. In the event that Party D is unable to repay such financing due to its losses, Party A shall waive all recourse against Party D with respect to such financing.

5.5 To the extent Party B and/or Party C are subject to any legal or economic liabilities to any institution or individual other than Party A as a result of performing their obligations under this Agreement or any other agreements between them and Party A or ATA Beijing, Party A shall provide all support necessary to enable Party B and/or Party C to duly perform their obligations under this Agreement and any other agreements and to hold Party B and/or Party C harmless against any loss or damage caused by their performance of obligations under such agreements.

5.6 To the extent Party A decides to transfer all its rights under the Loan Agreement to any third party and informs the other parties in writing, Party A shall have the right to transfer the rights and responsibilities under this Agreement to any third party without the prior consent from the other parties.

                            ARTICLE 6 CONFIDENTIALITY

     Each Party shall keep confidential all the content of this Agreement. Without the prior consent of all Parties, no Party shall disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this Agreement. Notwithstanding the forgoing provisions of this Article 6, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange; (ii) disclosure of information which has become public information other than due to any breach by the disclosing party; (iii) disclosure to any Party's shareholders, legal counsel, accountants, financial advisors or other professional advisors, or (iv) disclosure to any potential purchasers of a Party or its shareholders' equity/assets, its other investors, debts or equity financing providers, provided that the receiving party of confidential information has agreed to keep the relevant information confidential (such disclosure shall be subject to the consent of Party A in the event that Party A is not the potential purchaser).

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     Parties agree that this Article 6 shall survive upon any invalidity, modification, expiration or termination of this Agreement.

                 ARTICLE 7 APPLICABLE LAW AND EVENTS OF DEFAULT

     The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the PRC.

     Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable laws.

                          ARTICLE 8 DISPUTE RESOLUTION

8.1 Any dispute arising from the performance of this Agreement shall be first subject to the Parties' friendly consultations. In the event any dispute cannot be solved by friendly consultations, the relevant dispute shall be submitted to China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission for arbitration;

8.2 The arbitration shall be administered by the Beijing branch of China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission in Beijing;

8.3 The arbitration award shall be final and binding on the Parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.

                             ARTICLE 9 EFFECTIVENESS

9.1 This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter. This Agreement may not be terminated without the unanimous consent of all the Parties except Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement. This Agreement shall fully replace and substitute the Call Option and Cooperation Agreement dated October 27 2006 entered by ATA Testing Authority (Holdings) Limited, ATA Online Education Technology Limited, Ma Xiaofeng, Wang Lin and Wang Jianguo.

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9.2 In the term of this Agreement, to the extent that the operation term of
Party A or Party D expires or is terminated for other reasons, this Agreement shall be terminated upon such expiration or termination, provided that, Party A has transferred its rights and responsibilities pursuant to Article 5.6 under this Agreement.

                              ARTICLE 10 AMENDMENT

     All Parties hereto shall fulfill their respective obligations hereunder. No amendment to this Agreement shall be effective unless such amendment has been agreed by all of the Parties and Party A and Party D have obtained necessary authorization and approvals with respect to such amendment (including the approval that Party A must obtain from the audit committee or other independent body established under the Sarbanes-Oxley Act, the NASDAQ Rules under the board of directors of its overseas holding company -- ATA, Inc.). The amendment or modification to this Agreement shall be the integral part of this Agreement and shall have the same legal effect as this Agreement.

                             ARTICLE 11 COUNTERPARTS

     This Agreement is executed in four (4) counterparts. Party A, Party B, Party C and Party D shall each hold one counterpart. All the counterparts shall have the same legal effect.

                            ARTICLE 12 MISCELLANEOUS

12.1 Party B and Party C's obligations, covenants and liabilities to Party A hereunder are joint and several, and Party B and Party C shall assume joint and several liabilities with respect to such obligations, covenants and liabilities. With respect to Party A, a default by Party B or Party C shall automatically constitute a default by the other Party, and vice versa;

12.2 The title and headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any provision of this Agreement;

12.3 The Parties may enter into supplementary agreements to address any issue not covered by this Agreement. The supplementary agreements so entered shall be an appendix hereto as the integral part of this Agreement and shall have the same legal effect as this Agreement.

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(THE FOLLOWING SPACE IS INTENTIONALLY LEFT BLANK)

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(Execution Page Only)


Party A: ATA Testing Authority (Holdings) Limited
(COMPANY SEAL):


Authorized Representative (Signature):



Party B: Ma Xiao Feng

(Signature):



Party C: Wang Lin

(Signature):



Party D: ATA Online (Beijing) Education Technology Limited

(COMPANY SEAL):

Authorized Representative (Signature):

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